Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DMINT, Inc.

1120 Avenue of the Americas

Fourth Floor

New York, NY 10036

We hereby consent to the use in this Registration Statement on Form S-1 our report dated April 19, 2024, relating to the consolidated financial statements of DMINT, Inc., as of and for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

August 28, 2025